Exhibit 99(a)

Welcome to the
2011 Annual Meeting

Shareholder Assembly Agenda
•State of the Industry / Economy
•Financial Performance
•Performance vs. Peers & Stock Performance
•Dividend Record and Capital
•Future Plans
•Things to be Proud Of

•Questions and Answers

•Economic Conditions - Unemployment Level
    - Housing Market
•Increasing Regulation
•Government Intervention - Unwinding
•Large Deficits / Low Interest Rates / Rising
 Inflation / Rising Taxes
•Asset Quality
State of the Industry

Median
TrustCo
2.50
2.00
1.50
1.00
0.50
-
2000Y
2001Y
2002Y
2003Y
2004Y
2005Y
2006Y
2007Y
2008Y
2009Y
2010Y

Return on Average Assets (%)

Median
TrustCo
30.0
25.0
20.0
15.0
10.0
5.0
-
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010

Return on Average Equity (%)

Peer Median
TrustCo
65.0
60.0
55.0
50.0
45.0
40.0
35.0
30.0
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010

Efficiency Ratio (%)

4.50
4.00
3.50
3.00
2.50
2.00
1.50
Peer Median
TRST
2009Q1
2009Q2
2009Q3
2009Q4
2010Q1
2010Q2
2010Q3
2010Q4

Non-performing Assets Ratio (%)

4,000,000
3,500,000
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
2000Y
2001Y
2002Y
2003Y
2004Y
2005Y
2006Y
2007Y
2008Y
2009Y
2010Y
Loans
Deposits

Loan and Deposit Growth ($000)

Total Deposits
4,000,000
3,500,000
3,000,000
2,500,000
2,000,000
1,500,000
Average Deposits per Branch
40,000
38,000
36,000
34,000
32,000
30,000
28,000
26,000
24,000
22,000
20,000
Average Deposits per Branch
2000Y
2001Y
2002Y
2003Y
2004Y
2005Y
2006Y
2007Y
2008Y
2009Y
2010Y
Total Deposits
Average Deposits

# of Branches  54 56 62 69 74 83 91 107 124 132 134
Branches and Deposits ($000)

TrustCo vs. Peers in 2010
	TrustCo	Peers*
Return on Average Equity	11.48%	4.72%
Return on Average Assets	0.77%	0.55%
Efficiency Ratio	50.77%	61.41%
*All banking institutions covered by SNL Financial with assets of $2 to $10 billion as of December 31, 2010
 Ratios reflect the full year 2010

Total Return %
60
40
20
0
(20)
(40)
(60)
(80)
4/21/2008
7/21/2008
10/21/2008
1/21/2009
4/21/2009
7/21/2009
10/21/2009
1/21/2010
4/21/2010
7/21/2010
10/21/2010
1/21/2011
4/21/2011
TRST
SNL U.S. Bank and Thrift

3-Year Stock Performance
*Through April 21, 2011

Cash Dividends Paid: 2000 to 2010
	TrustCo	Peers*
Dividend Payout Ratio	88.9%	39.6%
Cash Dividends Paid	$425.5 Million	$86.4 Million
*All banking institutions covered by SNL Financial with assets of $2 to $10 billion as of December 31, 2010

Capital Planning
• Regulatory Landscape
 • Dodd-Frank, Basel III, Bank Regulators driving higher capital requirements
 • Goal - 8% capital level
• Asset Growth
 • Branch expansion program
 • Capital to support growth
• Shelf Registration
 • Filed with SEC today
 • Raise capital as needed
 • Variety of capital instruments - including common equity
• Facilitates Increasing Capital
 • Flexibility

Community Relations / Contributions
• We provide both significant employee involvement and financial contributions to many worthy organizations in our market area
• In 2010 we provided 278 organizations with cash contributions
• Total contributions in 2010 were over $430,000
• We examine what types of need are most pressing and focus much of our giving in those areas
• Health care and education were among the areas we focused on during 2010

 • “Banking’s Top Performers” - ABA Banking Journal
 • 12th out of 129 banks with over $3 billion of assets for 2010
 • Top 30 of “Top 150 Performers” - Bank Director Magazine,
 2008-2010
 • Top 20 of “Top 100 Thrifts” - SNL Thrift Investor, 2005-
 2010 .
 • Top 10 of “Top 200 Mid Tier Banks” - US Banker
 Magazine, 2007-2009
Things to be Proud Of

2011 Annual Meeting
Questions and Answers

2011 Annual Meeting
Thank You for Attending